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                                   Exhibit "A"

                         Amended Joint Filing Agreement

Provincial Securities Ltd., J.F. Russell Hammond, Ian Ilsley, Terrenex Acquisition Corporation, Michael R. Binnion, Simon Batcup and Leslie R. Beddoes, Jr. (collectively the "Parties" and individually a "Party") hereby agree that they shall file a single statement on Schedule 13D (as amended from time to time, the "Statement") with respect to their beneficial ownership of shares of Common Stock (the "Securities") of CanArgo Energy Corporation, a Delaware corporation, on behalf of and in satisfaction of the obligations of all the Parties and that they shall amend the Statement from time to time as required by rules promulgated under the Securities Exchange Act of 1934, as amended.

Each of the Parties represents and warrants that such Party is eligible to use
Schedule 13D with respect to the information regarding the Securities and agrees to assume responsibility for the timely filing of the Statement and any amendments thereto. Each of the Parties hereby assumes responsibility for the completeness and accuracy of the information concerning such Party contained in the Statement. No Party shall be responsible for the completeness and accuracy of the information contained in the statement concerning the other Parties, unless such Party knows or has reason to believe that such information is incomplete or inaccurate. The execution of the Statement, including any amendment thereto, by one of the Parties shall constitute a representation by such Party that the information concerning such Party contained therein is complete and accurate and that such Party neither knows nor has any reason to believe that the information concerning the other Parties contained therein is either incomplete or inaccurate.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have executed this Joint Filing Agreement this 31st day of August, 1999.



PROVINCIAL SECURITIES LTD.                   /s/ J.F. Russell Hammond
                                             -----------------------------------
                                             J.F. Russell Hammond
By:  /s/ Ian Ilsley
   --------------------------------
Ian Ilsley                                   /s/ Ian Ilsley
                                             -----------------------------------
                                             Ian Ilsley


TERRENEX ACQUISITION CORPORATION

                                             /s/ Simon Batcup
By: /s/ Michael R. Binnion                   -----------------------------------
   --------------------------------          Simon Batcup
Michael R. Binnion, President
                                             /s/ Leslie R. Beddoes, Jr.
                                             -----------------------------------
/s/ Michael R. Binnion                       Leslie R. Beddoes, Jr.
-----------------------------------
Michael R. Binnion